Exhibit 5.1

August 15, 2001

Advent Software, Inc.
301 Brannan Street
San Francisco, California 94107

    Re: Registration Statement on Form S-3

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-3 filed by Advent Software, Inc. (the "Company") with the Securities and Exchange Commission on August 15, 2001 pursuant to Rule 462(b) (the "Registration Statement"), including the information incorporated by reference therein from the Registration Statement on Form S-3 (File No. 333-66120) filed July 27, 2001, as amended by Amendment No. 1 filed on August 3, 2001, in connection with the registration under the Securities Act of 1933, as amended, of a total of 287,500 shares of your Common Stock, $0.01 par value (the "Shares"), including 37,500 shares subject to an over-allotment option. The Shares are being sold by the Company.

    As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

    Based upon the foregoing, we are of the opinion that the Shares to be registered for sale by the Company have been duly authorized by the Company, and, when issued, delivered and paid for in accordance with the terms of the underwriting agreement referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof, and any amendments thereto.

                      Very truly yours,

                      WILSON SONSINI GOODRICH & ROSATI
                      Professional Corporation

                      /s/ Wilson Sonsini Goodrich & Rosati P.C.